UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 19, 2004 (October 18, 2004)

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4034	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions.

     On October 19, 2004, Commercial Metals Company (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the fourth quarter and fiscal year ended August 31, 2004. A copy of the Press Release is attached hereto as Exhibit 99.1. The Press Release is incorporated by reference into this Item 2.02, and the foregoing description of the Press Release is qualified in its entirety by reference to this exhibit.

     The Press Release contains “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the Press Release, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States.

     The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

     Our fiscal year 2004 interim consolidated condensed balance sheets and statements of cash flows for each of the first three fiscal quarters are being corrected as discussed below. The statements of net earnings and stockholders’equity for each of these three interim periods are not impacted.

     In order to facilitate certain trade transactions, the Company utilizes documentary letters of credit, advances, and non- or limited-recourse trade financing arrangements to provide assurance of payments and advanced funding to its suppliers. In October 2003, one of the Company’s international subsidiaries (the “Subsidiary”) entered into a financing agreement with an independent third party lender for the sole purpose of advancing funds for steel purchases to a key supplier. The financing agreement is secured by a supply agreement between the Subsidiary and the supplier for the delivery of steel. The lender is to be repaid after the product is delivered in conformance with the supply agreement, and the Subsidiary is not liable for repayment of the principal and/or interest unless and until it has received conforming deliveries of the products from the supplier. Since the transaction involved only standard commercial risk to the Company and because of the limited-recourse nature of this transaction, it had initially been accounted for off-balance sheet. On October 18, 2004, the Company determined that this trade financing arrangement had been incorrectly accounted for in its fiscal 2004 interim financial statements and should have been accounted for as a financing liability with the corresponding advance to the supplier included in other assets. The fiscal year 2004 interim condensed statements of earnings and stockholders’ equity are not affected. The fiscal year 2004 interim condensed consolidated balance sheets are not materially affected. However by recording the transaction in the quarter ended November 30, 2003, the fiscal year 2004 interim statements of cash flows can no longer be relied on given the effects shown in the table below.

     The Company will reflect this transaction as a financing liability with the corresponding advance to the supplier included in other assets in its Form 10-K for the year ended August 31, 2004, to be filed by November 15, 2004. The Company’s Form 10-Qs for fiscal 2005 will restate its fiscal 2004 interim consolidated statements of cash flows to reflect the adjustments shown below.

     The Company’s Chief Financial Officer and Corporate Controller discussed the correction of this error and the restatement of these interim financial statements with both Deloitte & Touche L.L.P., the Company’s independent auditor, and its Audit Committee.

The following table summarizes the adjustments described above in this Item 4.02:

EFFECT ON CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED):
(In thousands)

	Three months ended		Six months ended		Nine months ended
	November 30, 2003		February 29, 2004		May 31, 2004
	As		As		As
	Previously	As	Previously	As	Previously	As
	Reported	Restated	Reported	Restated	Reported	Restated
Cash flows from (used by) operating activities:
Decrease (increase) in other assets	10,038	(17,228)	23,645	(1,501)	9,822	(11,443)
Net Cash Flows Used by Operating Activities	(59,314)	(86,493)	(80,739)	(105,640)	(82,227)	(103,267)
Cash Flows From (Used by) Financing Activities:
Proceeds from trade financing arrangements	0	35,307	0	35,307	0	35,307
Payments on trade financing arrangements	(3,000)	(11,128)	(6,000)	(16,406)	(9,000)	(23,267)
Net Cash From Financing Activities	124,842	152,021	179,963	204,864	197,266	218,306

EFFECT ON CONDENSED
CONSOLIDATED BALANCE SHEETS
(UNAUDITED):
(In thousands)

	November 30, 2003		February 29, 2004		May 31, 2004
	As		As		As
	Previously	As	Previously	As	Previously	As
	Reported	Restated	Reported	Restated	Reported	Restated
Other current assets	55,927	68,410	58,927	71,431	54,123	66,130
Total current assets	997,471	1,009,954	1,121,850	1,134,354	1,327,825	1,339,832
Other assets	53,446	76,254	62,230	82,897	63,596	80,879
Total assets	1,419,339	1,454,630	1,673,235	1,706,406	1,874,489	1,903,779
Short-term trade financing arrangements	12,000	24,396	9,000	21,259	6,000	17,782
Total current liabilities	457,755	470,238	638,528	651,032	734,002	746,009
Long-term trade financing arrangements	0	22,808	0	20,667	0	17,283

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished with this Form 8-K.

99.1	Press Release dated October 19, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: October 19, 2004
By:	/s/ William B. Larson
Name:	William B. Larson
Title:	Vice President and Chief Financial Officer